General & Cologne Amendments Effective 8/1/2018, 10/1/2018 and 8/1/2019	Item 30. Exhibit (g) ii. a. ix.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________
AMENDMENT to the
REINSURANCE AGREEMENTS
in the attached Exhibit 1
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
C.M. LIFE INSURANCE COMPANY and
MML BAY STATE LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

GENERAL RE LIFE CORPORATION
(the “Reinsurer”)

Effective August 1, 2018, the Ceding Company’s retention is [_____] for the Agreements as described in Exhibit 1 hereto. The Retention Reference in each Agreement shall be replaced with the applicable “Ceding Company’s Retention effective August 1, 2018” listed in Exhibit 1.

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[_____]

WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	2-13-2020
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	2-13-2020
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	2-13-2020
Peter G Ferris
Vice President & Actuary

GENERAL RE LIFE CORPORATION

By:	/s/ James Greenwood	Date:	February 11, 2020

Print name:	James M. Greenwood

Title:	Senior Vice President

[_____]

Exhibit 1 - Agreements

Effective Date of Agreement	Reinsurer’s Agreement #	Coverage	TAI Codes	Ceding Company’s Retention effective August 1, 2018	Ceding Company’s Prior Retention	Policy Issue Dates	Retention Reference in Agreement
[_____]				·	·
[_____]
9/1/1998	[_____]	VUL	[_____]	· [_____]% [_____] · [_____]% [_____]	· [_____]%[3][_____] · [_____]%[3][_____]	9/1/98 – 2/29/04	Schedule B, Item 1
[_____]				·	·

1 [_____]

2 [_____]

3 [_____]

[_____]